As filed with the Securities and Exchange Commission on December 10, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HYPERCOM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-0820608 (I.R.S. Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona (Address of Principal Executive Offices)	85260 (Zip Code)
HYPERCOM CORPORATION 2008 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Douglas J. Reich
Senior Vice President, General Counsel
Hypercom Corporation
8888 East Raintree Drive
Suite 300
Scottsdale, Arizona 85260
(480) 642-5000
(Name, Address and Telephone
Number, including Area Code, of Agent for Service)

With a copy to:
Steven D. Pidgeon
DLA Piper LLP
2415 East Camelback Road
Suite 700
Phoenix, Arizona 85016
(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	To Be	Offering	Aggregate	Registration
To Be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee (3)
Common stock, $0.001 par value	300,000	$0.91	$273,000	$10.73

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on December 9, 2008 (i.e., $0.91).

(3)	Pursuant to Rule 429 of the rules and regulations under the Securities Act, this Registration Statement contains a combined prospectus relating to the 300,000 shares registered hereby, and the 625,000 shares registered on November 17, 1997 pursuant to Registration Statement No. 333-40333. The previously paid filing fees associated with such securities are $3,031.

EXPLANATORY NOTE
          This Registration Statement relates to the registration by Hypercom Corporation (the “Company”) of 300,000 shares of the Company’s common stock, $0.001 par value, under the Hypercom Corporation 2008 Employee Stock Purchase Plan (the “Plan”), which the Company’s stockholders approved on June 5, 2008.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
          The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents have been filed by Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act), and are hereby incorporated by reference into this Registration Statement:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	all other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act; and

(c)	the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 22, 1997 pursuant to Section 12(g) of the Exchange Act.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents, subject to certain limitations (Section 145 of the Delaware General Corporation Law (“DGCL”)). Article Eight of our charter provides that we may indemnify all persons who we have the power to indemnify under Section 145 of the DGCL, whether the claim is civil, criminal, administrative or investigative (including an action by or in the right of Hypercom, by reason of the fact that he is or was serving as our director or officer (or is or was serving at our request in a similar capacity with another entity). The right of indemnification includes the right to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. If required by us, however, such advancement of expenses shall be made only upon delivery of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.
          As permitted by the DGCL, our charter contains provisions eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty except for (1) a breach of a director’s duty of loyalty to us or to our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) specified willful or negligent acts relating to the payment of dividends or the repurchase or redemption of securities or (4) any transaction from which a director has derived an improper personal benefit.
          Our Board of Directors (“Board”) has adopted a form of indemnification agreement for our directors and any selected executive officers or other employees of the Company that the Board may designate from time to time. Such form of indemnification agreement is designed to provide members of the Board and selected executive officers or other employees the maximum protection available under applicable law in connection with their services to the Company. In general, the indemnification agreements provide that, subject to the procedures set forth in the indemnification agreement: (i) the Company will indemnify the indemnitee in the event the indemnitee is, or is threatened to be made, a party to or a participant in a proceeding by reason of the indemnitee being or formerly being a director or officer of the Company or serving at the request of the Company as a director or officer (or in other similar capacities) of another entity or enterprise; (ii) if requested by the indemnitee, and subject to certain exceptions, the Company will advance expenses to the indemnitee in connection with any such proceeding; (iii) the rights of the indemnitee under the indemnification agreement are in addition to any other rights the indemnitee may have under the Company’s charter or bylaws or Delaware law or otherwise; (iv) subject to certain limitations, the Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance which would indemnify indemnitee or advance expenses to indemnitee whether or not such indemnity or advancement of expenses is of the type provided by the indemnification agreement; and (v) in the event of a “potential change of control,” if requested by the indemnitee, the Company must establish a trust fund to secure potential indemnification obligations of the Company to such indemnitee, unless the Company maintains directors’ and officers’ liability insurance with coverage levels at least as favorable to indemnitee as the coverage levels provided by the Company’s existing insurance policies at the time the indemnification agreement is entered into.
Item 7. Exemption from Registration Claimed.
          Not applicable
Item 8. Exhibits.

Exhibit		Page or
Number	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 12, 1997 (file No. 333-35461)
4.2	Second Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006

Exhibit		Page or
Number	Description	Method of Filing

4.3	Hypercom Corporation 1997 Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on September 12, 1997 (file No. 333-35461)
4.4	Hypercom Corporation 2008 Employee Stock Purchase Plan	Incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 30, 2008
5.1	Opinion of DLA Piper LLP	Filed Herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith
23.2	Consent of DLA Piper LLP	See Exhibit No. 5.1
24.1	Powers of Attorney	Included on signature page
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided however, That:
A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 10, 2008.

HYPERCOM CORPORATION
By:	/s/ Philippe Tartavull
Philippe Tartavull
Chief Executive Officer and President

POWER OF ATTORNEY
          We, the undersigned officers and directors of Hypercom Corporation, hereby severally constitute and appoint Philippe Tartavull and Douglas J. Reich, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Hypercom Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name and Signature	Title	Date

By:	/s/ Philippe Tartavull Philippe Tartavull	Chief Executive Officer, President and Director (principal executive officer)	December 10, 2008

By:	/s/ Robert M. Vreeland Robert M. Vreeland	Interim Chief Financial Officer (principal financial officer)	December 10, 2008

By:	/s/ Shawn C. Rathje Shawn C. Rathje	Chief Accounting Officer and Corporate Controller (principal accounting officer)	December 10, 2008

By:	/s/ Norman Stout Norman Stout	Chairman of the Company and Chairman of the Board of Directors	December 10, 2008

By:	/s/ Daniel D. Diethelm Daniel D. Diethelm	Director	December 10, 2008

	Name and Signature	Title	Date

By:	/s/ Johann J. Dreyer Johann J. Dreyer	Director	December 10, 2008

By:	/s/ Keith B. Geeslin Keith B. Geeslin	Director	December 10, 2008

By:	/s/ Ian K. Marsh Ian K. Marsh	Director	December 10, 2008

By:	/s/ Phillip J. Riese Phillip J. Riese	Director	December 10, 2008

EXHIBIT INDEX

Exhibit		Page or
Number	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on September 12, 1997 (file No. 333-35461)
4.2	Second Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006
4.3	Hypercom Corporation 1997 Employee Stock Purchase Plan	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on September 12, 1997 (file No. 333-35461)
4.4	Hypercom Corporation 2008 Employee Stock Purchase Plan	Incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 30, 2008
5.1	Opinion of DLA Piper LLP	Filed Herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith
23.2	Consent of DLA Piper LLP	See Exhibit No. 5.1
24.1	Powers of Attorney	Included on signature page